UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2024

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400

Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fifth Amended and Restated Employment Agreement with Vivek Gupta, Chief Executive Officer and President.

On March 8, 2024, Mastech Digital, Inc. (the “Company”) entered into a Fifth Amended and Restated Executive Employment Agreement (the “Gupta Employment Agreement”) with Vivek Gupta, the Company’s Chief Executive Officer and President. The Gupta Employment Agreement amends and restates the Fourth Amended and Restated Executive Employment Agreement, dated as of March 20, 2019, between the Company and Mr. Gupta in its entirety. The term of the Gupta Employment Agreement commenced on March 1, 2016 and may be terminated by either the Company or Mr. Gupta at any time.

The Gupta Employment Agreement provides that, effective April 1, 2024, Mr. Gupta’s base salary is $585,000 per year, subject to review and modification annually by the Company. The Gupta Employment Agreement also provides that Mr. Gupta is eligible to earn an annual performance-based cash bonus of $282,000 for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Company’s Board of Directors on an annual basis. Under the Gupta Employment Agreement, Mr. Gupta is also eligible to receive non-qualified stock options and other awards pursuant to the Company’s Stock Incentive Plan in a manner and amount determined by the Compensation Committee of the Company’s Board of Directors.

In the event that Mr. Gupta is terminated with “Cause” or resigns without “Good Reason”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Gupta Employment Agreement other than salary and benefits (excluding options) earned through the date of termination (the “Gupta Accrued Obligations”). In the event that Mr. Gupta is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), he is entitled to receive the Gupta Accrued Obligations, a severance equal to 24 months of his then current monthly base salary (less appropriate deductions) that is payable by the Company over a 24-month period following his termination date, and continued coverage under the Company’s medical benefit plan for as long as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with the Company paying the excess of Mr. Gupta’s cost for COBRA coverage over the cost he would have paid for group health plan coverage as an active executive of the Company. Mr. Gupta is also entitled to receive two times his annual performance-based cash bonus target for the year in which his termination occurs (less appropriate deductions), with one-half of this amount payable on the 60th day following Mr. Gupta’s termination (or, if later, 30 days after the effective date of Mr. Gupta entering into a release of all claims with the Company) and the second-half of which is payable on the 60th day following the first anniversary of Mr. Gupta’s termination date. Mr. Gupta is also entitled, for a 12-month period following his termination date, to the continued vesting of any outstanding unvested stock options he held on his termination date. The exercise period for vested options held by Mr. Gupta at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

In the event that Mr. Gupta is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is entitled to receive the Gupta Accrued Obligations and a lump sum severance payment (less appropriate deductions) equal to two times the sum of (i) his then current annual base salary and (ii) his annual performance-based cash bonus target for the year in which his termination occurs. Mr. Gupta is also entitled to the payment of the premiums required to continue coverage under the Company’s employee benefits and group health plans for up to 24 months after his termination, the acceleration in full of the vesting and/or exercisability of all outstanding equity awards held by Mr. Gupta on his termination date and reimbursement of up to $25,000 for outplacement services. The exercise period for vested options held by Mr. Gupta at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

Fourth Amended and Restated Employment Agreement with John J. Cronin, Jr., Chief Financial Officer.

On March 8, 2024, the Company entered into a Fourth Amended and Restated Executive Employment Agreement (the “Cronin Employment Agreement”) with John J. Cronin, Jr., the Company’s Chief Financial Officer. The Cronin Employment Agreement amends and restates the Third Amended and Restated Executive Employment Agreement, dated March 20, 2019, between the Company and Mr. Cronin in its entirety. The term of the Cronin Employment Agreement continues from year to year or until Mr. Cronin’s employment is terminated by either party with or without cause under certain conditions.

The Cronin Employment Agreement provides that, effective April 1, 2024, Mr. Cronin’s base salary is $450,000 per year. The Cronin Employment Agreement also provides that Mr. Cronin is eligible to earn an annual performance-based cash bonus of $184,000 for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Company’s Chief Executive Officer on an annual basis. Under the Cronin Employment Agreement, Mr. Cronin is also eligible for standard company benefits in the same manner as other Company executives.

In the event that Mr. Cronin is terminated with “Cause” or resigns without “Good Reason”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Cronin Employment Agreement other than salary and benefits (excluding options) earned through the date of termination (the “Cronin Accrued Obligations”). In the event that Mr. Cronin is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), he is entitled to receive the Cronin Accrued Obligations, a severance equal to 24 months of his then current monthly base salary (less appropriate deductions) that is payable by the Company over a 24-month period following his termination date, and continued coverage under the Company’s medical benefit plan for as long as required under COBRA, with the Company paying the excess of Mr. Gupta’s cost for COBRA coverage over the cost he would have paid for group health plan coverage as an active executive of the Company. Mr. Cronin is also entitled to receive two times his annual performance-based cash bonus target for the year in which his termination occurs (less appropriate deductions), with one-half of this amount payable on the 60th day following Mr. Cronin’s termination (or, if later, 30 days after the effective date of Mr. Cronin entering into a release of all claims with the Company) and the second-half of which is payable on the 60th day following the first anniversary of Mr. Cronin’s termination date. Mr. Cronin is also entitled for a 12-month period following his termination date to the continued vesting of any outstanding unvested stock options he held on his termination date. The exercise period for vested options held by Mr. Cronin at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

In the event that Mr. Cronin is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is entitled to receive the Cronin Accrued Obligations and a lump sum severance payment (less appropriate deductions) equal to two times the sum of (i) his then current annual base salary and (ii) his annual performance-based cash bonus target for the year in which his termination occurs. Mr. Cronin is also entitled to the payment of the premiums required to continue coverage under the Company’s employee benefits and group health plans for up to 24 months after his termination and to the acceleration in full of the vesting and/or exercisability of all outstanding equity awards held by Mr. Cronin on his termination date and reimbursement of up to $25,000 for outplacement services. The exercise period for vested options held by Mr. Cronin at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

The foregoing descriptions of the Gupta Employment Agreement and the Cronin Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the Gupta Employment Agreement and the Cronin Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Executive Employment Agreement, dated as of March 8, 2024, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and Vivek Gupta.

10.2	Fourth Amended and Restated Executive Employment Agreement, dated as of March 8, 2024, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and John J. Cronin, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

March 12, 2024